QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Rights Agreement") is made and entered into as of October 14, 2004 by and among Serologicals Corporation, a Delaware corporation ("Serologicals"), and those persons who are signatories hereto on the date hereof (the "Participating Stockholders").

WITNESSETH

        WHEREAS, this Rights Agreements is made pursuant to the Agreement and Plan of Merger dated as of September 7, 2004 (the "Merger Agreement") by and among Serologicals, Cavalier Acquisition Company, LLC, a Delaware limited liability company, Cavalier Group, Inc., a Delaware corporation ("Cavalier") and Sheridan G. Snyder (the "Stockholder Representative"), an individual and resident of the Commonwealth of Virginia;

        WHEREAS, the Participating Stockholders became the owners of Shares (as defined below) in connection with the transactions described in the Merger Agreement; and

        WHEREAS, in order to induce the Participating Stockholders to cause Cavalier to enter into the transactions described in the Merger Agreement, Serologicals has agreed, with respect to the Common Stock issued pursuant to the Merger Agreement, to provide the Participating Stockholders with the registration rights set forth herein and subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

        1.    Definitions.

          1.1    Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

          1.2    Additional Defined Terms.    As used in this Rights Agreements, the following capitalized terms shall have the following meanings:

            (a)   "NASD" shall mean the National Association of Securities Dealers, Inc.

            (b)   "Resale Prospectus" shall mean the prospectus included in the Resale Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Resale Securities covered by the Resale Registration Statement, and in each case including all material incorporated by reference therein.

            (c)   "Resale Registration" shall mean a registration required to be effected pursuant to Section 2 hereof.

            (d)   "Resale Securities" shall mean the Shares held by any Selling Stockholder and any shares of Common Stock issued as a dividend or other distribution with respect to the Shares held by any Selling Stockholder, excluding (i) Shares that have been registered under any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise, and (iii) Shares held by any Selling Stockholder if all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1) under the Securities Act.

            (e)   "Resale Registration Expenses" shall mean any and all expenses, other than Selling Expenses, incident to performance of or compliance with this Rights Agreement, including,

    without limitation: (i) all SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Resale Registration Statement or any Resale Prospectus, (iv) the fees and disbursements of counsel for Serologicals and of the independent public accountants of Serologicals, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance; and (v) up to $10,000 of fees and disbursements of one counsel on behalf of all Selling Stockholders.

            (f)    "Resale Registration Statement" shall mean a registration statement of Serologicals (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Resale Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

            (g)   "Selling Expenses" shall mean all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Resale Securities, disbursements of underwriters and, except as provided in clause (v) of Section 1.2(e) hereof, the fees and expenses of all counsel, accountants or other advisors for any Participating Stockholder.

            (h)   "Shares" shall mean any Serologicals Common Stock issued to any Participating Stockholder pursuant to the Merger Agreement.

        2.    Resale Registration Under the Securities Act for the Benefit of the Participating Stockholders.

          2.1    Filing of Resale Registration Statement.    Serologicals shall cause to be filed within 20 days following receipt by Serologicals of a completed and executed Notice and Questionnaire from each Participating Stockholder, but in any event within 60 days after the date of this Rights Agreement, a Resale Registration Statement providing for the sale, by those Participating Stockholders who timely provide a Notice and Questionnaire (as hereinafter defined) (the "Selling Stockholders") of all Resale Securities, in accordance with the terms hereof and will use its reasonable efforts to cause such Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter. Without limiting the obligations of Serologicals in the preceding sentence, Serologicals agrees to use its reasonable efforts to file (i) all financial statements and any other information required by Form 8-K (or any successor form) with respect to the Merger within the time limits required by Form 8-K (or any successor form) and (ii) on or before the deadline for filing, all reports required to maintain its eligibility to use Form S-3 (or any successor form). Serologicals shall use its reasonable efforts to keep the Resale Registration Statement with respect to the Resale Securities continuously effective from the date such Resale Registration Statement is effective until the earlier of two years after the date hereof or the date on which all Participating Stockholders cease to hold Resale Securities. Serologicals further agrees to supplement or amend the Resale Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by Serologicals for such Resale Registration Statement or by the Securities Act or any rules and regulations thereunder.

          2.2    Expenses.    Serologicals shall pay all Resale Registration Expenses in connection with the registration of the Resale Securities pursuant to Section 2.1. The Participating Stockholders shall pay all Selling Expenses.

          2.3    Offering.    Subject to the provisions of this Rights Agreements, any Selling Stockholder may, at its election, effect offers and sales under the Resale Registration Statement by means of one or more offerings.

        3.    Resale Registration Procedures.

          3.1    Registration.    In connection with the obligations of Serologicals with respect to the Resale Registration Statement contemplated by Section 2 hereof, Serologicals shall:

            (a)   (i) prepare and file with the SEC the Resale Registration Statement and such amendments to such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the applicable period; (ii) cause the Resale Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Resale Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Stockholders covered thereby;

            (b)   furnish to each Selling Stockholder, without charge, as many copies of the Resale Registration Statement, the Resale Prospectus and any amendments or supplements thereto (not including any documents incorporated therein by reference or exhibits thereto unless specifically requested), as such Selling Stockholder may reasonably request, in order to facilitate the public sale or other disposition of the Resale Securities;

            (c)   to the extent required under applicable state and federal law, use its reasonable efforts to (i) register or qualify the Resale Securities by the time the Resale Registration Statement is declared effective by the SEC under applicable state securities or blue sky laws of each state in the United States and (ii) keep each such registration or qualification effective during the period such Resale Registration Statement is required to be kept effective; provided, however, that in connection therewith, Serologicals shall not be required to (1) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3.1(c), (2) subject itself to taxation in any such jurisdiction where it is not otherwise subject to taxation or (3) file a general consent to service of process in any such jurisdiction;

            (d)   promptly notify the Selling Stockholders (i) when the Resale Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Resale Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Resale Registration Statement or any part thereof or the initiation of any proceedings for that purpose, and (iv) if Serologicals receives any notification with respect to the suspension of the qualification of the Resale Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

            (e)   make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement or any part thereof or the qualifications of the Resale Securities to be offered or sold in any jurisdiction;

            (f)    upon the occurrence of any event contemplated by the first sentence of Section 3.3 or upon the happening of any event as a result of which the Resale Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, use commercially reasonable efforts to promptly prepare and file an amendment or a supplement to the Resale Prospectus or any document incorporated therein by reference or promptly prepare, file and obtain effectiveness of a post-effective amendment to the Resale Registration Statement and file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Resale Securities, such Resale Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

            (g)   make available for inspection by the Selling Stockholders, and any underwriter participating in any disposition pursuant to the Resale Registration Statement and any counsel or accountants retained by the Selling Stockholders or any such underwriter, all financial and other records, pertinent corporate documents and properties of Serologicals and cause the officers, directors and employees of Serologicals to supply all such records, documents or information reasonably requested by the Selling Stockholders, any such underwriter, counsel or accountants in connection with the Resale Registration Statement; provided, however, that such records, documents or information which Serologicals determines in good faith to be confidential and notifies the Selling Stockholders, any such underwriter, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by the Selling Stockholders, any such underwriter, counsel or accountants unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or governmental agency, or (ii) such records, documents or information become generally available to the public other than through a breach of this Rights Agreements;

            (h)   prior to the initial filing of the Resale Registration Statement, furnish copies of the Resale Registration Statement or any amendment thereto, or the Resale Prospectus or any amendment or supplement thereto (not including any documents incorporated by reference therein unless specifically requested) to the Selling Stockholders and any underwriter sufficiently in advance of its use and/or filing with the SEC to allow the Selling Stockholders and any underwriter an opportunity to comment thereon, but in no event less than three (3) business days prior to such use or filing, and not file any such Resale Registration Statement, or any amendment thereto, or the Resale Prospectus or any amendment or supplement thereto as to which the Selling Stockholders or such underwriter may reasonably object within three (3) business days after the receipt thereof; provided, however, that this Section 3.1(h) shall not apply to any amendment to the Resale Registration Statement or any amendment or supplement to the Resale Prospectus that occurs (x) after the date of the effective date of the Resale Registration Statement and (y) outside of a Selling Period; and

            (i)    use its reasonable efforts to cause all Resale Securities to be listed on any securities exchange on which similar securities issued by Serologicals are then listed.

          3.2    Restrictions.    Each such Selling Stockholder severally covenants and agrees that (i) it will not offer or sell any Resale Securities under the Resale Registration Statement until it has acknowledged receipt of copies of the Resale Prospectus as then amended or supplemented as contemplated by Section 3.1 and notice from Serologicals that the Resale Registration Statement and any post-effective amendments thereto have become effective; (ii) upon receipt of any notice from Serologicals contemplated by Section 3.1 or the receipt of a notice from Serologicals of the happening of an event as a result of which (a) the Resale Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading or (b) the Resale Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Selling Stockholders shall not offer or sell any Resale Securities pursuant to the Resale Registration Statement until the

  Selling Stockholders receive copies of a supplemented or amended Resale Prospectus and receive notice that any post-effective amendment has become effective, and, if so directed by Serologicals, each Selling Stockholder will deliver to Serologicals (at the expense of Serologicals) all copies in its possession, other than permanent file copies then in such Selling Stockholder's possession, of the Resale Prospectus as amended or supplemented at the time of receipt of such notice; (iii) the Selling Stockholders and any of its beneficial owners, officers, directors or affiliates, if any, will comply with the provisions of Regulation M promulgated by the SEC as applicable to them in connection with sales of Resale Securities pursuant to the Resale Registration Statement; (iv) each Selling Stockholder and any of its beneficial owners, officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Resale Securities pursuant to the Resale Registration Statement; and (v) each Selling Stockholder and any of its beneficial owners, officers, directors or affiliates, if any, will enter into such written agreements as Serologicals shall reasonably request to ensure compliance with clause (iv) and (v) above. Notwithstanding any provision in this Rights Agreement to the contrary, Serologicals shall have no obligation under or pursuant to Section 2 or Section 3 of this Rights Agreement with respect to any Selling Stockholder who violates the provisions of this Section 3.2.

          3.3    Blackout Period.    Notwithstanding anything herein to the contrary, Serologicals shall not be required to take any of the actions described in clauses (i), (ii) or (iii) of Section 3.1(a) or described in Section 3.1(e) with respect to the Resale Securities to the extent that Serologicals is in possession of material non-public information that it deems advisable not to disclose or is engaged in negotiations or planning for a merger or acquisition or disposition transaction by Serologicals that, in any case, Serologicals would then be required to disclose in connection with a registration statement for a primary offering of Serologicals Common Stock and Serologicals delivers written notice to the Selling Stockholders, and to any other holders of securities of Serologicals registered under a registration statement (other than on a Form S-8 (or any successor form)) ("Other Holders"), to the effect that the Selling Stockholders may not make offers or sales under the Resale Registration Statement for the period set forth in such notice (the "Blackout Period"); provided that the Blackout Period shall not (i) exceed forty-five (45) days in any three month period and one-hundred twenty (120) days in any twelve month period and (ii) shall not be for a time period different from any other blackout, lockout or similar period imposed on any Other Holder pursuant to the same set of circumstances. Selling Stockholders shall not offer or sell any Resale Securities pursuant to the Resale Registration Statement during any Blackout Period.

        4.    Notice and Questionnaire.    Each Participating Stockholder that wishes to sell shares pursuant to the Resale Registration Statement shall, not later than November 2, 2004, complete and execute and shall deliver, or cause to be delivered, to Serologicals at the address set forth in Section 8.2 a Notice and Questionnaire in the form attached hereto as Annex A.

        5.    Indemnification; Contribution.

          5.1    Indemnification by Serologicals.    Serologicals agrees to indemnify and hold harmless the Selling Stockholders:

            (a)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which any Selling Stockholder may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Resale Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (b)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of Serologicals; and

            (c)   subject to the limitations set forth in Section 5.3, against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under Sections 5.1(a) or 5.1(b);

  provided, however, that the indemnity provided pursuant to this Section 5.1 shall not (x) apply with respect to any loss, liability, claim, damage or expense to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Serologicals by any Selling Stockholder expressly for use in the Resale Registration Statement or any amendment thereto, or the Resale Prospectus or any amendment or supplement thereto or (y) inure to the benefit of any Selling Stockholder from whom any Person asserting any loss, claim, damage, liability or action of, against or with respect to such Selling Stockholder resulting from the fact that (1) a copy of the Prospectus (together with any correcting amendments or supplements) was not sent or given to such asserting person at, or prior to, the written confirmation of the sale of such Securities to such Person and (2) the untrue statement in or omission from any Prospectus (giving rise to such loss, claim, damage, liability or action) was corrected in an amendment or supplement thereto delivered to such Selling Stockholder prior to the date such Selling Stockholder delivered to such Person a copy of the Resale Prospectus (together with any correcting amendments or supplements).

          5.2    Indemnification by the Selling Stockholders.    The Selling Stockholders agree to indemnify and hold harmless Serologicals, and each of its respective directors and officers (including each director and officer of Serologicals who signed the Resale Registration Statement), and each Person, if any, who controls Serologicals within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5.1 hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Registration Statement or any amendment thereto, or the Resale Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Serologicals by the Selling Stockholders expressly for use therein; provided that the liability of each Selling Stockholder hereunder shall be limited to the lower of (i) the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under the Resale Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder and (ii) the net proceeds received by such Holder from the sale of Resale Securities covered by such Resale Registration Statement.

          5.3    Conduct of Indemnification Proceedings.    Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have under the indemnity agreement provided in

  Sections 6.1 or 6.2 above, unless the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, based upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel (which shall be limited to a single law firm), the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 6.3.

          5.4    Contribution.

            (a)   In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, Serologicals and the Selling Stockholders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Serologicals and the Selling Stockholders, in such proportion as is appropriate to reflect the relative fault of Serologicals on the one hand and the Selling Stockholders on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

            (b)   Notwithstanding the provisions of this Section 5.4 any Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Resale Securities of such Participating Stockholder were offered to the public exceeds the amount of any damages which such Participating Stockholder would otherwise have been required to pay by reason of such untrue statement or omission.

            (c)   Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this

    Section 5.4, each director of Serologicals, each officer of Serologicals who signed the Resale Registration Statement, and each Person, if any, who controls Serologicals within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Serologicals.

        6.    Rule 144 Sales.    Serologicals covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable the Participating Stockholder to sell Shares pursuant to Rule 144 under the Securities Act.

        7.    Transfer of Registration Rights.    Any Participating Stockholder that is a partnership, corporation or limited liability company may transfer or assign its registration rights provided pursuant to this Rights Agreement with respect to any Resale Securities to any partner, shareholder or member of such Participating Stockholder; provided that (ii) such Participating Stockholder shall give Serologicals written notice prior to the time of such transfer or assignment stating the name and address of the transferee and identifying the Resale Securities with respect to which the rights under this Agreement are being transferred and (ii) such transferee or assignee agrees in writing, the form and substance of which shall be reasonably satisfactory to Serologicals, to be bound as a Participating Stockholder by the provisions of this Rights Agreement, following which any such transferee or assignee shall be deemed a "Participating Stockholder" pursuant to this Rights Agreement.

        8.    Miscellaneous.

          8.1    Amendments and Waivers.    The provisions of this Rights Agreements, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of Serologicals and the consent of the Participating Stockholders then holding a majority of the Resale Securities.

          8.2    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, or any courier guaranteeing overnight delivery, (i) if to the Participating Stockholders, at the addresses set forth on the signature pages hereto or (ii) if to Serologicals, at 5655 Spalding Drive, Norcross, Georgia, 30092, Attention: General Counsel. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; or at the time actually delivered if delivered by an air courier guaranteeing overnight delivery.

          8.3    No Assignment.    This Rights Agreements shall inure to the benefit of and be binding upon the parties hereto and, where applicable, their successors and permitted assigns. Except as otherwise permitted herein, no party to this Rights Agreements may assign or delegate all or any portion of its rights, obligations, or liabilities under this Rights Agreements without the prior written consent of the other parties to this Rights Agreements.

          8.4    Third Party Beneficiaries.    There shall be no third party beneficiaries or intended beneficiaries of this Rights Agreements.

          8.5    Counterparts.    This Rights Agreements may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          8.6    Headings.    The headings in this Rights Agreements are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          8.7    Governing Law.    This Rights Agreements shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

          8.8    Specific Performance.    The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Rights Agreements in accordance with the terms and conditions of this Rights Agreements in any court of the United States or any State thereof having jurisdiction.

          8.9    Entire Agreement.    This Rights Agreements is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Rights Agreements supersedes all prior agreements and understandings between the parties with respect to such subject matter.

The remainder of this page intentionally left blank
Signature pages follow

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SEROLOGICALS CORPORATION
By:	/s/ PHILIP A. THEODORE Name: Philip A. Theodore Title: Vice President, General Counsel
PARTICIPATING STOCKHOLDERS
ADVENT PRIVATE EQUITY FUND II "A"
By:	* Name: Title:
ADVENT PRIVATE EQUITY FUND II "B"
By:	* Name: Title:
ADVENT PRIVATE EQUITY FUND II "C"
By:	* Name: Title:
ADVENT PRIVATE EQUITY FUND II "D"
By:	* Name: Title:
*
Name: J. Mark Braughler
*
Name: Glenn Joseph Dozier

HEALTH CARE VENTURES V, L.P.
By:	* Name: Title:
*
Name: John Hopkinson III
IVY FOUNDATION
By:	* Name: Title:
MOLECULAR DEVICES CORPORATION
By:	* Name: Title:
*
Name: Ian W. Ratcliffe
RHO MANAGEMENT TRUST II
By:	* Name: Title:
RIGGS CAPITAL PARTNERS, LLC
By:	* Name: Title:
*
Name: Truman T. Semans
*
Name: Sheridan G. Snyder

*
The Participating Stockholders were deemed to have executed this Registration Rights Agreement by signing an election to receive shares of the Common Stock, par value $0.01 per share, of Serologicals Corporation upon the consummation of the acquisition of Upstate Group, Inc. by Serologicals Corporation.

QuickLinks

REGISTRATION RIGHTS AGREEMENT